Theravance Reports Fourth Quarter and Full Year 2007 Results

SOUTH SAN FRANCISCO, CA -- 02/14/2008 -- Theravance, Inc. (NASDAQ: THRX) today reported financial results for the fourth quarter and full year ended December 31, 2007. Net loss for the fourth quarter and full year of 2007 was $33.1 million and $160.0 million, respectively, compared with $37.8 million and $166.0 million during the same periods of 2006. Net loss per share was $0.54 and $2.64 for the fourth quarter and full year of 2007, respectively, compared with a net loss per share of $0.63 and $2.81 during the same periods of 2006.

"In 2007, Theravance continued to make progress toward our goal of discovering, developing and commercializing medicines," said Rick E Winningham, Chief Executive Officer. "During the fourth quarter, GSK initiated four large Phase 2b studies in our Horizon collaboration. GSK also initiated a Phase 2 study in COPD with our MABA compound. Further, we reported positive results from our telavancin Phase 3 program in hospital-acquired pneumonia."

Program Highlights

Respiratory Programs

Horizon (formerly Beyond Advair)

In December our collaboration with GlaxoSmithKline plc (GSK) initiated three large Phase 2b asthma dose-optimization studies with the lead inhaled corticosteroid (ICS) GW685698 ('698) and one large Phase 2b asthma dose-optimization study with the lead long-acting beta agonist (LABA) GW642444 ('444) in the Horizon program to develop a next-generation combination product. In parallel, enabling studies involving '444 and '698 given in combination will be undertaken prior to commencing large-scale Phase 3 combination studies. A large Phase 2b study with '444 in chronic obstructive pulmonary disease (COPD) is expected to start during the first half of 2008.

Inhaled Bifunctional Muscarinic Antagonist-Beta2 Agonist (MABA) Program

In October GSK initiated a Phase 2 clinical study of GSK961081, our lead compound in the MABA program for the treatment of COPD.

Inhaled Long-Acting Muscarinic Antagonist (LAMA) Program

In December GSK initiated a Phase 1 study of GSK1160724, our lead compound in the LAMA program for the treatment of COPD.

Bacterial Infections Programs

Telavancin

In December we announced positive results from our telavancin Phase 3 program in hospital-acquired pneumonia caused by Gram-positive bacteria including resistant pathogens such as methicillin-resistant Staphylococcus aureus (MRSA), and we plan to file a new drug application (NDA) with the Food & Drug Administration (FDA) mid-year.

The FDA's Anti-Infective Drugs Advisory Committee is scheduled to review on February 27th the NDA for telavancin for the treatment of complicated skin and skin structure infections (cSSSI) caused by Gram-positive bacteria, including resistant pathogens such as MRSA.

Telavancin is also under review for its safety and efficacy by regulatory authorities in Europe for the treatment of complicated skin and soft tissue infections and in Canada for the treatment of cSSSI.

TD-1792

We continue to evaluate the potential of this compound in more serious infections such as bacteremia.

Gastrointestinal (GI) Motility Dysfunction Program

We recently completed enrollment in a thorough QTc study of TD-5108. Our preliminary review of the electrocardiogram data from the study suggests that there were problems with the conduct of the study and, therefore, the study will need to be repeated in order to generate scientifically valid results. We intend to initiate a repeat of the study as well as conduct additional Phase 3-enabling studies later this year.

Financial Results

Revenue

Revenue was $5.6 million for the fourth quarter of 2007 compared with $4.9 million for the same period of 2006. This increase was due to higher amortization of milestone payments received from the company's collaboration with Astellas. For the full year of 2007, revenue was $22.0 million, up from $19.6 million during the full year of 2006. All payments received to date under our agreements are being amortized over the relevant performance periods rather than being recognized when received.

Research and Development

Research and development costs for the fourth quarter of 2007 decreased to $30.9 million compared with $38.0 million for the same period of 2006. This lower fourth quarter spending was due primarily to decreased external costs associated with telavancin, TD-5108, and TD-1792. For the full year of 2007, research and development costs were $155.3 million compared with $166.6 million during the full year of 2006. The decreased full year 2007 expenses were primarily driven by lower external costs associated with telavancin development. Total external research and development costs for the fourth quarter and full year of 2007 was $12.0 million and $68.3 million, respectively, compared with $20.1 million and $94.0 million, respectively, for the fourth quarter and full year of 2006. Total research and development stock-based compensation expense for the fourth quarter and full year of 2007 was $3.1 million and $13.1 million, respectively, compared with $3.3 million and $12.6 million, respectively, for the fourth quarter and full year of 2006.

General and Administrative

General and administrative costs for the fourth quarter of 2007 were $8.5 million compared with $8.2 million for the same period of 2006. This increase was primarily driven by higher employee costs. For the full year of 2007, general and administrative costs were $35.3 million compared with $32.2 million during the full year of 2006. This increase was primarily driven by higher employee costs and costs associated with preparation for the potential call by GSK or shareholder put in mid-2007. Total general and administrative stock-based compensation expense for the fourth quarter and full year of 2007 was $2.3 million and $9.4 million, respectively, compared with $2.1 million and $9.2 million, respectively, for the fourth quarter and full year of 2006.

Cash, Cash Equivalents and Marketable Securities

Cash, cash equivalents and marketable securities totaled $129.3 million as of December 31, 2007, a decrease of $37.2 million during the fourth quarter. On January 23, 2008, we announced the closing of a convertible subordinated notes offering with net proceeds of approximately $166.7 million which are not reflected in the December 31, 2007 cash, cash equivalents, and marketable securities balance.

Conference Call and Webcast Information

As previously announced, the company has scheduled a conference call to discuss this announcement beginning at 5:00 p.m. Eastern Standard Time today. To participate in the live call by telephone, please dial 888-656-7429 from the U.S., or 913-312-6691 for international callers. Those interested in listening to the conference call live via the internet may do so by visiting the company's web site at www.theravance.com. To listen to the live call, please go to the web site 15 minutes prior to its start to register, download, and install any necessary audio software.

A replay of the conference call will be available on the company's web site for 30 days through March 15, 2008. An audio replay will also be available through 11:59 p.m. Eastern Standard Time on February 28, 2008 by dialing 888-203-1112 from the U.S., or 719-457-0820 for international callers, and entering confirmation code 6008047.

About Theravance

Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates. Theravance is focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections and gastrointestinal motility dysfunction. Of the six programs in development, four are in late stage -- its telavancin program focusing on treating serious Gram-positive bacterial infections with Astellas Pharma Inc., the Horizon program with GlaxoSmithKline plc, the Gastrointestinal Motility Dysfunction program, and TD-1792, an investigational antibiotic for the treatment of serious Gram-positive bacterial infections. By leveraging its proprietary insight of multivalency toward drug discovery focused on validated targets, Theravance is pursuing a next generation strategy designed to discover superior medicines in areas of significant unmet medical need. For more information, please visit the company's web site at www.theravance.com.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

This press release contains and the conference call will contain certain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. Examples of such statements include statements relating to the goals, timing and expected results of clinical and preclinical studies, statements regarding the potential benefits and mechanisms of action of drug candidates, statements concerning the goals and timing of seeking regulatory approval of our product candidates (including with respect to telavancin statements regarding any expectation (i) that we will be able to respond fully or adequately to FDA's requests using currently existing clinical data, (ii) that the third-party manufacturer will successfully address the cGMP issues the FDA has noted, (iii) regarding the outcome of the review of the telavancin NDA by the FDA's Anti-Infective Drugs Advisory Committee and (iv) that the FDA will approve the telavancin NDA on the basis of existing preclinical and clinical data or at all), the enabling capabilities of Theravance's approach to drug discovery and its proprietary insights, statements concerning expectations for product candidates through development and commercialization and projections of revenue and other financial items. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and the conference call and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, the potential that results of clinical or preclinical studies indicate product candidates are unsafe, ineffective, inferior or not superior, and delays or failure to achieve regulatory approvals, risks of collaborating with third parties to develop and commercialize products and risks of relying on third-party manufacturers for the supply of our product candidates. These and other risks are described in greater detail under the heading "Risk Factors" contained in Theravance's prospectus filed with the Securities and Exchange Commission (SEC) pursuant to Rule 424(b)(5) of the Securities Act of 1933 on January 17, 2008 and the risks discussed in our other periodic filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

                          THERAVANCE, INC.
         CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
               (In thousands, except per share data)

                           Three Months Ended       Twelve Months Ended
                              December 31,              December 31,
                        ------------------------  ------------------------
                           2007         2006         2007         2006
                        -----------  -----------  -----------  -----------
                               (unaudited)        (unaudited)      (3)

Revenue (1)             $     5,630  $     4,930  $    22,002  $    19,587

Operating expenses:
  Research and
   development (2)           30,935       38,002      155,254      166,564
  General and
   administrative (2)         8,541        8,152       35,313       32,193
                        -----------  -----------  -----------  -----------
Total operating expenses     39,476       46,154      190,567      198,757
                        -----------  -----------  -----------  -----------

Loss from operations        (33,846)     (41,224)    (168,565)    (179,170)

Interest and other
 income, net                    807        3,448        8,661       13,319
Interest expense                (19)         (61)         (93)        (193)
                        -----------  -----------  -----------  -----------
Net loss                $   (33,058) $   (37,837) $  (159,997) $  (166,044)
                        ===========  ===========  ===========  ===========
Net loss per share      $     (0.54) $     (0.63) $     (2.64) $     (2.81)
                        ===========  ===========  ===========  ===========

Shares used in computing
 net loss per share          60,877       59,932       60,498       59,013
                        ===========  ===========  ===========  ===========

(1) Revenue includes amounts from GSK, a related party, of $2.8 million and
    $11.3 million for the three months and twelve months ended December 31,
    2007, respectively, and $2.8 million and $12.6 million for the three months and twelve months ended December 31, 2006, respectively.

(2) Amounts include stock-based compensation expense for the three months and twelve months ended December 31 as follows (in thousands):

                           Three Months Ended       Twelve Months Ended
                              December 31,              December 31,
                        ------------------------  ------------------------
                           2007         2006         2007         2006
                        -----------  -----------  -----------  -----------
                               (unaudited)        (unaudited)      (3)

Research and
 development            $     3,054  $     3,257  $    13,133  $    12,635
General and
 administrative               2,273        2,090        9,361        9,196
                        -----------  -----------  -----------  -----------
Total stock-based
 compensation expense   $     5,327  $     5,347  $    22,494  $    21,831
                        ===========  ===========  ===========  ===========

(3) The condensed consolidated statement of operations amounts for the year ended December 31, 2006 are derived from audited financial statements.

                              THERAVANCE, INC.
                   CONDENSED CONSOLIDATED BALANCE SHEETS
                               (In thousands)

                                            December 31,     December 31,
                                                2007             2006
                                           --------------   --------------
                                             (unaudited)          (2)

Assets
  Cash, cash equivalents and marketable
   securities                              $      126,816   $      201,080
  Other current assets                              7,271            6,111
  Marketable securities - non-current               2,456           34,490
  Property and equipment, net                      20,091           15,101
  Other assets                                      5,349            5,642
                                           --------------   --------------
    Total assets                           $      161,983   $      262,424
                                           ==============   ==============

Liabilities and stockholders' equity (net
 capital deficiency)
  Current liabilities, net of current
   portion of deferred revenue (1)         $       33,014   $       40,336
  Deferred revenue (1)                            188,655          153,656
  Other long-term liabilities                       6,578            5,122
  Stockholders' equity (net capital
   deficiency)                                    (66,264)          63,310
                                           --------------   --------------
    Total liabilities and stockholders'
     equity (net capital deficiency)       $      161,983   $      262,424
                                           ==============   ==============

(1) Deferred revenue includes the current portion of $22.5 million and
    $19.3 million as of December 31, 2007 and December 31, 2006, respectively. The net increase in total deferred revenue is a result of additional milestone payments that were earned under the company's collaboration with Astellas partially offset by the amortization of deferred revenue.

(2) The condensed consolidated balance sheet amounts at December 31, 2006 are derived from audited financial statements.

Contact Information:
Allison Parker
Director, Investor Relations
650-808-4100
investor.relations@theravance.com